                                                                   EXHIBIT 10.10


                           STOCK PURCHASE AGREEMENT

                                    BETWEEN

                            STARCODE SOFTWARE, INC.

                                      AND

                  THE SHAREHOLDERS OF STARCODE SOFTWARE, INC.

                                      AND

                                BE INCORPORATED

                               TABLE OF CONTENTS

                                                                                                               PAGE
1.       DESCRIPTION OF TRANSACTION........................................................................       1

         1.1      Sale and Transfer of Shares..............................................................       1

         1.2      Purchase Price...........................................................................       2

         1.3      Closing..................................................................................       2

2.       REPRESENTATIONS AND WARRANTIES BY STARCODE AND THE SHAREHOLDERS...................................       3

         2.1      Organization, Powers and Qualification...................................................       3

         2.2      Subsidiaries; Interests in Other Companies...............................................       3

         2.3      Capitalization...........................................................................       3

         2.4      Authority; Binding Nature of Agreement...................................................       4

         2.5      Financial Statements.....................................................................       4

         2.6      Liabilities..............................................................................       4

         2.7      Schedules of Properties, Contracts and Other Data........................................       4

         2.8      Taxes....................................................................................       6

         2.9      Title to Assets..........................................................................       6

         2.10     Legal Proceedings, Etc...................................................................       6

         2.11     Brokers and Finders......................................................................       6

         2.12     Compliance with Laws, Etc................................................................       6

         2.13     Patents, Trademarks, Licenses, Etc.......................................................       6

         2.14     Condition of Properties..................................................................       7

         2.15     Absence of Changes.......................................................................       7

         2.16     Other Negotiations.......................................................................       8

         2.17     Employee Proprietary Information and Inventions Agreements...............................       8

         2.18     Accuracy of Representations and Warranties...............................................       8

         2.19     Compliance with Immigration Reform and Control Act of 1986 ("IRCA")......................       8

         2.20     Real Property Holding Corporation........................................................       8

3.       REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE SHAREHOLDERS.....................................       9

         3.1      Ownership of StarCode Shares.............................................................       9

         3.2      Full Capacity; Binding Agreement.........................................................       9

         3.3      Brokers and Finders......................................................................       9

         3.4      Legal Representation.....................................................................       9

                                      i.

                               TABLE OF CONTENTS
                                  (CONTINUED)

                                                                                                               PAGE
         3.5      Accuracy of Representations and Warranties...............................................       9

         3.6      Taxes....................................................................................      10

         3.7      Compliance with Immigration Reform and Control Act of 1986 ("IRCA")......................      10

4.       REPRESENTATIONS AND WARRANTIES OF BE..............................................................      10

         4.1      Organization, Powers and Authority.......................................................      10

         4.2      Brokers and Finders......................................................................      11

         4.3      Accuracy of Representation and Warranties................................................      11

5.       SURVIVAL AND INDEMNIFICATION......................................................................      11

         5.1      Survival of Representations, Etc.........................................................      11

         5.2      Indemnification by the Shareholders......................................................      11

         5.3      Reliance.................................................................................      12

6.       MISCELLANEOUS.....................................................................................      12

         6.1      Post-Closing Covenant....................................................................      12

         6.2      Further Assurances.......................................................................      12

         6.3      Notices..................................................................................      12

         6.4      Governing Law............................................................................      13

         6.5      Expenses.................................................................................      13

         6.6      Parties-in-Interest......................................................................      13

         6.7      Entire Agreement.........................................................................      13

         6.8      Waiver...................................................................................      13

         6.9      Attorneys' Fees..........................................................................      13

         6.10     Severability.............................................................................      13

         6.11     Schedules................................................................................      14

         6.12     Headings.................................................................................      14

         6.13     Counterparts.............................................................................      14

                                      ii.

LIST OF EXHIBITS AND SCHEDULES

StarCode Shareholders                                                         Exhibit A
Escrow Agreement                                                              Exhibit B
Noncompetition Agreement                                                      Exhibit C
Employment Agreement                                                          Exhibit D
Employee Proprietary Information and Inventions Agreement                     Exhibit E
General Release                                                               Exhibit F
StarCode Financial Statements                                                 Exhibit G
Exceptions to Representations and Warranties                               Schedule 2.0
Real and Personal Property Interests                                    Schedule 2.7(a)
Leases and Agreements                                                   Schedule 2.7(b)
Licenses, Permits and Other Instruments                                 Schedule 2.7(c)
Collective Bargaining Agreements and Other Agreements and Contracts     Schedule 2.7(d)
Copyrights, Patents, Trademarks, etc.                                   Schedule 2.7(e)
Instruments, Agreements and Arrangements Evidencing Borrowing           Schedule 2.7(f)
Insurance Policies                                                      Schedule 2.7(g)
Material Contracts                                                      Schedule 2.7(h)
Banks and Accounts                                                      Schedule 2.7(i)
Litigation and Proceedings                                              Schedule 2.7(j)
Consents and Approvals                                                  Schedule 2.7(k)
StarCode Guarantors/Contracts                                              Schedule 6.1

                                     iii.

                           STOCK PURCHASE AGREEMENT


     This STOCK PURCHASE AGREEMENT ("Agreement") dated May 1, 1998 is by and among BE INCORPORATED, a California Corporation ("Be"), 800 El Camino Real, Suite 300, Menlo Park, CA 94025; STARCODE SOFTWARE, INC., a California Corporation ("StarCode"), 1755 East Bayshore Road, Suite 16-A, Redwood City, California 94063; Carlin Wiegner, an individual resident in Menlo Park, California ("C. Wiegner"); Robert A. Biorn, Trustee for Andrew R. Wollenberg ("A. Wollenberg Trustee"); Robert A. Biorn, Trustee for Blake E. Wollenberg ("B. Wollenberg Trustee"); Carey Heckman, an individual resident in Palo Alto, California ("Heckman"); Michael Klingbeil, an individual resident in Palo Alto, California ("Klingbeil"); Kevin McBride, an individual resident in Dallas, Texas ("McBride"); Mary McDermott, an individual resident in Dallas, Texas ("McDermott"); Edward Wiegner, an individual resident in Vero, Florida ("E. Wiegner"); and David Wollenberg, an individual resident in Atherton, California ("Wollenberg") (each a "Shareholder," and collectively, the "Shareholders").

                                   RECITALS

     The shares of capital stock of StarCode owned by Shareholders listed on EXHIBIT A attached hereto (collectively, the "Shares") constitute all of the issued and outstanding shares of capital stock of StarCode.

     Each of the Shareholders desires to sell, and Be desires to purchase, all of the Shares for the consideration and on the terms set forth in this Agreement.

                                   AGREEMENT

     The parties to this Agreement, intending to be legally bound, agree as follows:

1.   DESCRIPTION OF TRANSACTION.

     1.1 SALE AND TRANSFER OF SHARES. Upon the terms and subject to the conditions set forth in this Agreement:

          (A) C. Wiegner hereby sells, assigns and transfers to Be, and Be hereby purchases from C. Wiegner, the 327,000 shares owned by C. Wiegner;

          (B) A. Wollenberg Trustee hereby sells, assigns and transfers to Be, and Be hereby purchases from A. Wollenberg Trustee, the 7,500 shares owned by A. Wollenberg Trustee;

          (C) B. Wollenberg Trustee hereby sells, assigns and transfers to Be, and Be hereby purchases from B. Wollenberg Trustee, the 7,500 shares owned by B. Wollenberg Trustee;

          (D) Klingbeil hereby sells, assigns and transfers to Be, and Be hereby purchases from Klingbeil, the 200,000 shares owned by Klingbeil;

                                       1.

          (E) Heckman hereby sells, assigns and transfers to Be, and Be hereby purchases from Heckman, the 25,000 shares owned by Heckman;

          (F) McBride hereby sells, assigns and transfers to Be, and Be hereby purchases from McBride, the 23,364 shares owned by McBride;

          (G) McDermott hereby sells, assigns and transfers to Be, and Be hereby purchases from McDermott, the 23,364 shares owned by McDermott;

          (H) E. Wiegner hereby sells, assigns and transfers to Be, and Be hereby purchases from E. Wiegner, the 366,400 shares owned by E. Wiegner; and

          (I) Wollenberg hereby sells, assigns and transfers to Be, and Be hereby purchases from Wollenberg, the 10,000 shares owned by Wollenberg.

     1.2  PURCHASE PRICE.

          (A) The aggregate purchase price payable by Be for the Shares (the "Purchase Price") shall be Four Hundred Forty-Four Thousand Six Hundred Twenty-Two Dollars ($444,622) payable as set forth below. Each Shareholder listed on EXHIBIT A shall be paid his or her pro rata share (based on the liquidation rights of the stock held by Shareholders) of the Purchase Price as set forth on EXHIBIT A.

          (B) The portion of the Purchase Price equaling Seventy Thousand Dollars ($70,000) (the "Escrow Funds") shall be delivered by Be to the Escrow Agent (as defined in EXHIBIT B attached hereto) on the Closing Date (as defined in Section 1.3) by wire transfer of immediately available funds. Pursuant to this Section 1.2, Be, the Shareholders and an escrow agent shall enter into the Escrow Agreement in substantially the form attached hereto as EXHIBIT B.

          (C) The remainder of the Purchase Price shall be paid by Be to the Shareholders at the Closing (as defined in Section 1.3) by wire transfer of immediately available funds to an account or accounts to be designated by the Shareholders.

     1.3  CLOSING.

          (A) The closing of the sale of the Shares to Be (the "Closing") shall take place at the Palo Alto office of Cooley Godward LLP, at 10:00 a.m. on April 30, 1998 (the "Closing Date") or at such other place or time as the parties may agree.

          (B)  At the Closing:

               (I) All outstanding options to acquire stock of StarCode shall have been exercised in full or cancelled prior to the Closing. Each holder of a certificate or certificates representing StarCode capital stock issued and outstanding shall surrender such certificate(s) to Be.

                                       2.

              (II) Be shall pay the Purchase Price less the amount of the Escrow Funds by check or wire transfer to the Shareholders.

              (III) Be shall pay the following assumed liabilities of StarCode by check or wire transfer to the appropriate parties: (A) debt in the amount of $64,378; (B) bonuses to employees in the aggregate amount of $16,000; (C) the reasonable, documented legal and accounting fees and expenses incurred by StarCode and the Shareholders in connection with the transactions contemplated by this Agreement through the date of the Closing not to exceed $20,000; and (D) all salary amounts and accrued vacation amounts due and owing to employees or ex-employees of StarCode as of the Closing, which are itemized in Schedule 2.0 attached hereto.

              (IV) C. Wiegner and Klingbeil shall execute and deliver to Be a Noncompetition Agreement in substantially the form attached hereto as EXHIBIT C.

              (V) Each of C. Wiegner, Klingbeil, Michael McBride, Bryce Matthews and Justin Rowe shall execute and deliver an Employment Agreement in substantially the forms attached hereto as EXHIBIT D and an Employee Proprietary Information and Inventions Agreement in substantially the form attached hereto as EXHIBIT E.

              (VI) Each Shareholder shall execute and deliver to Be and StarCode a General Release in substantially the form attached hereto as EXHIBIT F.

              (VII) The Shareholders shall resign from their positions as directors and officers of StarCode.

2.   REPRESENTATIONS AND WARRANTIES BY STARCODE AND THE SHAREHOLDERS.

     Except as set forth on Schedule 2.0, StarCode and the Shareholders jointly and severally represent and warrant to Be as follows:

     2.1 ORGANIZATION, POWERS AND QUALIFICATION. StarCode is a corporation duly organized and validly existing under the laws of the State of California and has all requisite corporate power and authority to own its properties and assets and carry on its business as now conducted. StarCode is qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the failure to qualify would have a material adverse effect on its business and financial condition. StarCode has delivered to Be copies of StarCode's Articles of Incorporation and Bylaws as currently in effect.

     2.2 SUBSIDIARIES; INTERESTS IN OTHER COMPANIES. StarCode does not own, directly or indirectly, voting stock or interests in any corporation, partnership, joint venture, business trust or other business entity.

     2.3 CAPITALIZATION. The authorized capital of StarCode consists of one million three hundred sixty-three thousand one hundred forty-two (1,363,142) shares of common stock, of which four hundred thousand (400,000) shares are issued and outstanding (as set forth on EXHIBIT A), and six hundred thirty-six thousand eight hundred fifty-eight (636,858) shares of preferred stock, of which five hundred ninety thousand one hundred twenty-eight (590,128)

                                       3.

shares are issued and outstanding (as set forth on EXHIBIT A). All such issued and outstanding shares and options of capital stock are duly and validly authorized and issued, are fully paid and nonassessable and are free from preemptive rights and have been issued in compliance with all applicable securities laws of the United States and all states. Except as set forth herein, there are no options, warrants, conversion privileges or other rights outstanding to acquire any shares of the capital stock of StarCode.

     2.4 AUTHORITY; BINDING NATURE OF AGREEMENT. The Board of Directors of StarCode has authorized the execution, delivery and performance of this Agreement by StarCode, and has authorized the transactions contemplated by this Agreement. StarCode has the power and authority to execute, deliver and perform this Agreement and the Agreement is valid, binding and enforceable against StarCode in accordance with its terms.

     2.5 FINANCIAL STATEMENTS. StarCode has delivered to Be (i) StarCode's unaudited balance sheet as of December 31, 1997 and unaudited statement of profit and loss for the twelve months ended December 31, 1997 and (ii) StarCode's unaudited balance sheet as of March 31, 1998 and unaudited statement of profit and loss for the three months ended March 31, 1998 (collectively, the "StarCode Financial Statements"), copies of which are attached hereto as EXHIBIT
G. To the best of StarCode's knowledge, the StarCode Financial Statements are complete and correct in all material respects, and present fairly the financial condition and position of StarCode as of the respective dates thereof; provided, however, that the StarCode Financial Statements are subject to normal recurring year-end audit adjustments (which are not expected to be material). All information for all periods covered by the StarCode Financial Statements contains all adjustments, consisting only of normally recurring accruals, necessary for a fair presentation of the results for such periods.

     2.6 LIABILITIES. Except as set forth on Schedule 2.0, StarCode has no material liabilities (known or unknown, matured or not, contingent or otherwise) other than as disclosed in the StarCode Financial Statements, except current liabilities incurred in the ordinary course of business subsequent to the date of the StarCode Financial Statements which have not been, either in any case or in the aggregate, materially adverse. At the Closing, StarCode's liabilities, other than the liabilities set forth in Section 1.3(b)(iii), shall be less than $10,000.

     2.7 SCHEDULES OF PROPERTIES, CONTRACTS AND OTHER DATA. Attached to and made a part of this Agreement are the following described schedules of properties, contracts and other data of or pertaining to StarCode ("Schedules"):

          (A) Schedule 2.7(a) describes all real estate or material fixed assets owned by StarCode, in each case free and clear of all mortgages, liens, or other encumbrances except as otherwise stated in the Schedule.

          (B) Schedule 2.7(b) describes all leases or agreements under which StarCode is lessee of, or holds or operates any interest in or right to use real or personal property owned by any third party.

          (C) Schedule 2.7(c) describes all licenses, permits and other instruments under which StarCode has acquired or has granted a right to use or distribute any business system,

                                       4.

name or mark, patent, copyright, technology, know-how, intellectual property, or other intangible property of StarCode or any third party.

          (D) Schedule 2.7(d) describes all collective bargaining agreements to which StarCode is a party and all other agreements and contracts pertaining to terms and conditions of employment by StarCode, either written or oral, including but not limited to employment agreements, employment letter offers, consulting agreements, stock option plans, pension or profit sharing plans, bonus plans, and group health, life and disability insurance plans, to which StarCode is a party or under which the employees of StarCode have rights by virtue of being employees of StarCode. The independent contractor agreements between StarCode and the individuals listed on Schedule 2.7(d) have effectively transferred ownership to StarCode of all work performed by such individuals for StarCode at any time.

          (E) Schedule 2.7(e) describes specifically all patents and patents pending, trademarks, trademark registrations, trade names, service marks, and copyrights, and describes generally and briefly all trade secrets, know-how, technology and other intellectual property owned by, registered in the name of, or otherwise the property of StarCode.

          (F) Schedule 2.7(f) describes all existing instruments, agreements or arrangements pursuant to which StarCode has borrowed any money, incurred any other indebtedness, established a line of credit or guaranteed the indebtedness or obligation of another person, corporation or other entity.

          (G) Schedule 2.7(g) describes all policies of life, casualty, liability or other forms of insurance owned by StarCode, each policy being in full force and effect with premiums paid as noted on the Schedule.

          (H) Schedule 2.7(h) describes all other material contracts, agreements, commitments and instruments not described on the foregoing Schedules, either written or oral, to which StarCode is a party.

          (I) Schedule 2.7(i) describes all banks in which StarCode has an account or a safe deposit box, the respective account numbers of such accounts, and the names of all persons authorized to draw on such accounts or who have access to such accounts.

          (J) Schedule 2.7(j) describes all litigation or proceedings pending (or, to the best knowledge of StarCode, threatened) to which StarCode is (or would become) a party.

          (K) Schedule 2.7(k) describes (except for the consents of the Board of Directors of StarCode and of its shareholders) all consents and approvals, including approvals of government agencies, required for the execution and delivery of this Agreement by StarCode and the consummation of the transactions contemplated by this Agreement.

StarCode has made available to Be true and complete copies of all documents described in the above Schedules. Except to the extent described in the Schedules, StarCode has performed all of the obligations required to be performed by it to date and is not in default in any material respect under any of the agreements, contracts, instruments or documents described in the Schedules, nor, to the best knowledge of StarCode, is any other party to such agreements, contracts,

                                       5.

instruments or documents in default thereunder in any material respect.

     2.8 TAXES. StarCode has filed all federal, state, local and other tax returns and reports, if any, required to be filed by it and such returns are true and correct in all material respects. StarCode has paid all taxes, if any, shown to be due and payable on said returns and reports and has withheld with respect to employees all federal and state income taxes, FICA, FUTA and other taxes and charges required to be withheld. StarCode has established reserves adequate for the payment of all taxes for the period from March 31, 1998 through the Closing Date, and StarCode will disclose the dollar amount of such reserves to Be on or prior to the Closing Date.

     2.9 TITLE TO ASSETS. StarCode has good and marketable title to all of its owned assets as described in the balance sheet contained in the StarCode Financial Statements and the schedules described in Section 2.7, free and clear of all mortgage, pledges, liens, security interests, conditional sale agreements, royalties, charges, encumbrances, claims and restrictions of every kind and nature except as otherwise set forth in Schedules 2.7(a), 2.7(b), 2.7(c), 2.7(e), 2.7(f), 2.7(g), 2.7(h) and 2.7(i).

     2.10 LEGAL PROCEEDINGS, ETC. Except as set forth on Schedule 2.7(i), (i) there is no legal, administrative, arbitration or other proceeding or governmental investigation pending (or, to the best knowledge of StarCode, threatened) to which StarCode is (or would become) a party, (ii) nor does StarCode know of facts which would give rise to a claim which, if asserted, would have a material adverse affect on its business, (iii) nor is StarCode subject to any outstanding judgment, order or decree of any court or administrative agency.

     2.11 BROKERS AND FINDERS. Neither StarCode nor any of its officers, directors or employees has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finder's fees in connection with the transactions contemplated by this Agreement.

     2.12 COMPLIANCE WITH LAWS, ETC. StarCode has complied with the provisions of its Articles of Incorporation, as amended or restated, and Bylaws, and has complied with all statutes, laws, ordinances, regulations and other requirements applicable to StarCode where the failure to comply would have a material adverse effect on the business of StarCode. The execution and delivery of this Agreement and the consummation of the transactions contemplated will not (i) conflict with, or result in any breach or violation by StarCode of, or constitute a default by StarCode under, its Articles of Incorporation, as amended or restated, or Bylaws, or, any statute, law, ordinance, regulation or other requirement applicable to StarCode or (ii) except as stated in this Agreement or the Schedules hereto, result in any breach or violation of, termination of or default under any agreement or instrument to which StarCode is a party or by which it is bound.

     2.13 PATENTS, TRADEMARKS, LICENSES, ETC. StarCode owns or holds valid, unrestricted, enforceable and exclusive rights for the use of all patents, trademarks, trademark registrations, trade names, service marks, copyrights, trade secrets, know-how, technology and other intellectual property (i) described on Schedules 2.7(c) and 2.7(e) or (ii) used by StarCode in the conduct of its business (except to the extent such rights have been licensed, assigned or

                                       6.

otherwise transferred to others, as described on such Schedules), and the conduct by StarCode of its business does not conflict with or infringe upon any United States patents issued on or before the Closing, or any trademarks, trade names, copyrights, licenses to use the same or other rights or property of others. StarCode holds or has obtained all necessary U.S. government export licenses necessary to export its products to those countries in which it is distributing its products. StarCode holds or has obtained all other governmental permits, licenses, consents, approvals and waivers necessary for the lawful conduct of its business as now conducted. There are no rights or restrictions in any agreements, licenses, franchises or other instruments to which StarCode is a party or by which it is bound which would prevent StarCode from carrying on its current business or any business that StarCode currently proposes to conduct.

     2.14 CONDITION OF PROPERTIES. All of the properties of StarCode are in good operating condition and repair, subject only to ordinary wear and tear which is not such as to render the properties less than substantially fit for the purposes for which they are being used.

     2.15 ABSENCE OF CHANGES.  Since March 31, 1998:

          (A) StarCode has carried on its business in a manner in accordance with past practices and in a manner which is to the best of StarCode's knowledge and belief reasonable and prudent.

          (B) StarCode has not engaged in any transaction out of the ordinary course of business including the purchase, sale, assignment, license or other disposition or transfer of property.

          (C) StarCode has not made capital expenditures of a material nature, or satisfied or discharged any material liabilities, except in the ordinary course of business, or incurred any liabilities, or, to the best of StarCode's knowledge, incurred any contingent liabilities, except in the ordinary course of business.

          (D) StarCode has not taken any action or, to the extent the same is within its reasonable control, permitted any action to be taken inconsistent with preserving its existing business organization and relations with employees, customers, suppliers and others with whom it has a business relationship and with protecting its rights and properties.

          (E) StarCode has not entered into any employment contracts or paid any special bonuses or special remuneration to any officers, directors or employees other than commissions and bonuses in the ordinary course of business.

          (F) StarCode has conducted its business in compliance with all material laws and regulations applicable to StarCode.

          (G) StarCode has not encumbered or permitted to be encumbered any of its properties or assets except in the ordinary course of business.

          (H) StarCode has not declared or paid any dividends or made any other distributions with respect to its capital stock.

                                       7.

          (I) StarCode has not purchased, redeemed, retired or otherwise acquired its own capital stock

          (J) StarCode has not issued, sold, encumbered or given any option or right to purchase any of its capital stock or other securities.

          (K) Except for beta copy use licenses, StarCode has not licensed, assigned, transferred or conveyed to any third party any property or right necessary to the conduct of its current business, including any manufacturing rights or rights to access the computer source code related to any of its products.

          (L) StarCode has not entered into any other transactions which would result in the transfer by StarCode of assets or rights for other than full and fair consideration.

          (M) StarCode has not suffered any material damage, destruction or loss to its assets or business, whether or not covered by insurance.

     2.16 OTHER NEGOTIATIONS. Except for the transaction contemplated by this Agreement there is no existing commitment to sell all or a significant part of the assets or the stock of StarCode, there is no outstanding offer to sell all or a substantial part of the assets or stock of StarCode, and there are no pending negotiations for the sale of all or a substantial part of the assets or stock of StarCode.

     2.17 EMPLOYEE PROPRIETARY INFORMATION AND INVENTIONS AGREEMENTS. All of StarCode's employees, both current and past, and all current and past consultants who had access to, worked with, prepared, modified or developed any portion of the intellectual property described on Schedule 2.7(e) have executed an employee proprietary information and inventions agreement or an independent contractor agreement in the forms of such agreements previously provided to counsel for Be.

     2.18 ACCURACY OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of StarCode contained in this Agreement, including the attached Schedules of StarCode, contain no untrue statement of a material fact and do not omit or misstate a material fact necessary in order to make the statements contained therein not misleading in light of the circumstances in which they are made.

     2.19 COMPLIANCE WITH IMMIGRATION REFORM AND CONTROL ACT OF 1986 ("IRCA"). StarCode has not engaged in any activity nor is it aware of any practice with respect to its employees that is in violation of IRCA including but not limited to, the anti-discrimination provisions, the verification of employment eligibility procedures and the document fraud provisions. StarCode warrants that it has complied with the applicable provisions of IRCA with respect to its employees.

     2.20 REAL PROPERTY HOLDING CORPORATION. StarCode is not a real property holding corporation within the meaning of Internal Revenue Code Section 897(c)(2) and any regulations promulgated thereunder.

                                       8.

3.   REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE SHAREHOLDERS.

     Each Shareholder severally and not jointly represents and warrants to Be and StarCode as of the date of this Agreement and as of the Closing Date with respect to such Shareholder as follows:

     3.1 OWNERSHIP OF STARCODE SHARES. Such Shareholder is the owner of the number of shares of common stock of StarCode, free and clear of all liens and encumbrances, listed opposite Shareholder's name on EXHIBIT A. These shares and options constitute such Shareholder's entire interest in the capital stock of StarCode, and Shareholder has no other options, warrants, conversion privileges or other rights to acquire any shares of the capital stock of StarCode. In addition, except as set forth on Schedule 2.0, such Shareholder has no claims against StarCode of any nature, including claims for compensation, profit sharing or other benefits, other than salary benefits and reimbursement for normal business expenses/or the most recent pay period.

     3.2 FULL CAPACITY; BINDING AGREEMENT. Each of the Shareholders is of sound mind and full capacity to enter into this Agreement. Each of the Shareholders has the absolute and unrestricted right, power and authority to perform his obligations under this Agreement including the contemplated assignment, transfer and delivery of the Shares to Be in accordance with this Agreement. Upon execution and delivery by all of the parties thereto, this Agreement constitutes the legal, valid and binding obligation of each Shareholder, in each case enforceable against him in accordance with its terms, except as limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors' rights; and (ii) general principles of equity or public policy that restrict the availability of equitable remedies. Each of C. Wiegner and Klingbeil severally and not jointly hereby represents to Be that he (x) has the absolute and unrestricted right, power and authority to perform his obligations under the Noncompetition Agreement; and (y) upon execution and delivery by all of the parties thereto, the Noncompetition Agreements constitutes his legal, valid and binding obligations, enforceable against him in accordance with its terms, except as limited by (A) applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors' rights and
(B) general principles of equity or public policy that restrict the availability of equitable remedies.

     3.3 BROKERS AND FINDERS. Shareholder has not employed any broker or finder or incurred any liability/or any brokerage fees, commissions or finder's fees in connection with the transactions contemplated by this Agreement.

     3.4 LEGAL REPRESENTATION. Shareholder has either consulted with Shareholder's own legal counsel and other advisors and representatives regarding the transactions contemplated by this Agreement or, having had the opportunity to consult with such persons regarding such transactions, has chosen not to do so.

     3.5 ACCURACY OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Shareholder contained in this Agreement contain no untrue statement of a material fact and do not omit or misstate a material fact necessary in order to make the

                                       9.

statements contained therein not misleading in the light of the circumstances in which they are made.

     3.6 TAXES. Shareholder agrees that Shareholder will pay any income taxes due from any compensation or consulting fees paid to Shareholder by StarCode.

     3.7 COMPLIANCE WITH IMMIGRATION REFORM AND CONTROL ACT OF 1986 ("IRCA"). If Be employs Shareholder as a consultant, such employment will not be in violation of IRCA, and Shareholder shall present valid documents to Be necessary for verification of employment eligibility under IRCA.

4.   REPRESENTATIONS AND WARRANTIES OF BE.

Be represents and warrants to StarCode and the Shareholders at and as of the date of this Agreement and as of the Closing Date as follows:

     4.1 ORGANIZATION, POWERS AND AUTHORITY. Be is a corporation duly organized and validly existing under the laws of the State of California and has all requisite corporate power and authority to execute, deliver and perform this Agreement. The Board of Directors of Be has authorized the execution, delivery and performance of this Agreement by Be, and has authorized the transactions contemplated by the Agreement. Be has duly executed and delivered the Agreement. The Agreement is valid, binding and enforceable against Be in accordance with its terms, except as limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors' rights; and (ii) general principles of equity or public policy that restrict the availability of equitable remedies.

     The execution and delivery of this Agreement by Be does not, and the consummation of the transactions contemplated hereby will not, (x) conflict with, or result in any violation or breach of any provision of the Articles of Incorporation or Bylaws of Be, (y) result in any violation or breach of, or constitute (with or without notice or lapse of time, or both) a default (or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any material benefit) under any of the terms, conditions or provisions of any note, bond mortgage, indenture, lease, contract or other agreement, instrument or obligation to which Be is a party or by which any of its properties or assets may be bound or (z) conflict with or violate any permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Be or any of its properties or assets, except in the case of (y) and (z) for any such conflicts, violations, defaults, terminations, cancellations or accelerations which would not be reasonably likely to have a material adverse effect on Be. No consent, approval, order or authorization of, or registration, declaration or filing with, any third party, including governmental entities, is required by or with respect to Be in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby. There is no action, suit, proceeding, claim, arbitration or investigation pending, or to the best knowledge of Be, threatened, against Be which in any manner challenges or seeks to prevent, enjoin, alter or materially delay any of the transactions contemplated by this Agreement.

                                      10.

     4.2 BROKERS AND FINDERS. Be has not employed any broker or finder or incurred any liability for any brokerage fees, commissions or finder's fees in connection with the transactions contemplated by this Agreement.

     4.3 ACCURACY OF REPRESENTATION AND WARRANTIES. The representations and warranties of Be contained in this Agreement, contain no untrue statement of a material fact and do not omit or misstate a material fact necessary in order to make the statements contained therein not misleading in the light of the circumstances in which they are made.

5.   SURVIVAL AND INDEMNIFICATION.

     5.1  SURVIVAL OF REPRESENTATIONS, ETC.

          (A) The representations and warranties made by StarCode, Shareholders and Be shall survive and shall expire on the first anniversary of the date of this Agreement; provided, however, that if, at any time prior to the first anniversary of the date of this Agreement, Be (acting in good faith) delivers to Shareholders and the Escrow Agent (as defined in EXHIBIT B) a written notice alleging the existence of an inaccuracy in or a breach of any of the representations, warranties or covenants made by StarCode or Shareholders, as applicable (and setting forth in reasonable detail the basis for Be's belief that such an inaccuracy or breach may exist) and asserting a claim for recovery under Section 5.2, based on such alleged inaccuracy or breach, then the claim asserted in such notice shall survive the first anniversary of the date of this Agreement until such time as such claim is fully and finally resolved.

          (B) The representations, warranties, covenants and obligations of StarCode and Shareholders, and the rights and remedies that may be exercised by Be, shall not be limited or otherwise affected by or as a result of any information furnished to, or any investigation made by or knowledge of, Be or any of their representatives.

          (C) For purposes of this Agreement, each statement or other item of information set forth in the Schedules shall be deemed to be a representation and warranty made by StarCode and Shareholders in this Agreement.

     5.2  INDEMNIFICATION BY THE SHAREHOLDERS. Subject to the terms of this
Section 5.2, in the event the purchase of the Shares occurs, each of the Shareholders jointly (in proportion to their portion of the aggregate purchase price for the StarCode stock as set forth on EXHIBIT A) shall indemnify and hold harmless Be from and against and shall reimburse Be with respect to any and all loss, damage, liability, cost and expense, including reasonable attorneys' fees, incurred by Be by reason of or arising out of or in connection with the breach of any covenant or the inaccuracy of any representation or warranty of StarCode or the Shareholders contained in Sections 2 and 3 of this Agreement, whether or not involving a third party. In the event of one or more breaches of any covenant or the inaccuracy of any representation or warranty of StarCode or the Shareholders, Be shall be entitled to obtain indemnity from the Escrow Funds for Be's damages resulting from such breach.

Except for losses, damages, liabilities, costs and expenses, including reasonable attorneys' fees, incurred by Be by reason of or arising out of or in connection with fraud on the part of StarCode or the Shareholders, the total liability of the Shareholders under this Agreement shall be limited

                                      11.

to the Escrow Funds and Be agrees that it shall look solely to the Escrow Funds for the satisfaction of its claims against the Shareholders under this Agreement, and Be further agrees that no Shareholder shall be personally liable with respect to such claims beyond the interest of such Shareholder in the Escrow Funds. This Section 5 sets forth the sole and exclusive remedy of Be after the Closing with respect to any representation, warranty, covenant or agreement made by StarCode or the Shareholders under this Agreement.

Notwithstanding anything to the contrary set forth in this Agreement, Shareholders shall not be liable for any payment in respect of indemnification pursuant to this Section 5 until such time as the total liability under this
Section 5 in the aggregate reaches $10,000 but then the Shareholders shall be liable for any such liability in excess of $10,000, except that this indemnification cap shall not apply to breaches arising out of or in connection with fraud on the part of StarCode or the Shareholders.

In the event Be becomes aware of a third-party claim which Be believes may result in a demand against the Escrow Funds, Be shall notify the Shareholders of such claim, and the Shareholders shall be entitled, at their expense, to participate in any defense of such claim. Be shall have the right in its sole discretion to settle any such claim; provided, however, that except with the consent of the Shareholders holding a majority of the Escrow Funds, which consent shall not be unreasonably withheld, no settlement of any such claim with third party claimants shall alone be determinative of the amount of any claim against the Escrow Funds. In the event that the Shareholders have consented to any such settlement and acknowledged that the claim is a valid claim against the Escrow Funds, the Shareholders shall have no power or authority to object to the amount of any claim by Be against the Escrow Funds with respect to such settlement.

     5.3 RELIANCE. No disclosure by any party to this Agreement nor any investigation made by or in behalf of any party with respect to another party shall be deemed to affect the party's reliance on the respective representations and warranties contained in this Agreement and shall not effect a waiver of that party's rights to indemnity as herein provided or the breach of any said representations and warranties.

6.   MISCELLANEOUS.

     6.1 POST-CLOSING COVENANT. Be will use reasonable commercial efforts to remove the Shareholders as guarantors of obligations of StarCode on or before forty-five (45) days following the Closing and will indemnify such Shareholders against any loss, damage, liability, expense or cost that such Shareholder incurs as a result of such Shareholder being a guarantor of obligations of StarCode. All such Shareholders and the contracts under which they are acting as guarantors are listed on SCHEDULE 6.1 attached hereto.

     6.2 FURTHER ASSURANCES. Each party will, upon request of the other, execute and deliver all instruments and documents of further assurance or otherwise, and perform all acts and things, which may be required to carry out its obligations hereunder and to consummate and complete the transactions contemplated by this Agreement.

     6.3 NOTICES. Any notice, request, instruction or other document to be given hereunder by any party hereto shall be in writing and shall be delivered personally or sent by courier or

                                      12.

express delivery service, by facsimile or by registered or certified mail, postage prepaid, return receipt requested; if to StarCode addressed to the President at the address set forth on page one of this Agreement, with a copy to Thomas Furlong, at Gray Cary Ware & Freidenrich, 400 Hamilton Avenue, Palo Alto, California 94301; if to Be addressed to the President, at the address set forth on page one of this Agreement, with a copy to Andrei M. Manoliu, at Cooley Godward LLP, Five Palo Alto Square, 3000 El Camino Real, Palo Alto, California 94306; if to a Shareholder addressed to the address of the Shareholder listed opposite the Shareholder's name on EXHIBIT A, or such other addresses as any party may designate by written notice to the other parties. Any party may change the name and address for receipt of its notices hereunder with notice to the other parties.

     6.4 GOVERNING LAW. This Agreement shall be governed and construed in accordance with the laws of the State of California as such laws are applied to agreements entered into and to be performed entirely within California between California residents.

     6.5 EXPENSES. If the stock purchase is not closed, each party shall pay its respective expenses in connection with this transaction. Nothing in this
Section 6.5 is intended to affect any rights to indemnity under Section 5.

     6.6 PARTIES-IN-INTEREST. This Agreement shall be binding upon and inure to the benefit of the parties hereto, their respective heirs, administrators, executors, successors and assigns; provided, however, that this Agreement may not be assigned by any of the parties hereto.

     6.7 ENTIRE AGREEMENT. This Agreement (including its Schedules and Exhibits) and the confidentiality provisions of the Letter of Intent between the parties dated April 7, 1998 constitute and contain the entire Agreement of the parties and supersede any and all prior negotiations, correspondence, understandings and agreements between the parties respecting its subject matter.

     6.8 WAIVER. Any of the terms and conditions of this Agreement, and any inaccuracies in any of the representations or warranties contained herein, may be waived at any time and from time to time, in writing, by such parties as are entitled to the benefit of such terms, conditions, warranties or representations. Such waiver shall not constitute or be deemed a waiver of any other terms, conditions or inaccuracies.

     6.9 ATTORNEYS' FEES. If suit or action is filed by any party to enforce this Agreement or otherwise with respect to the subject matter of this Agreement, the prevailing party shall be entitled to recover from the nonprevailing party all costs of such suit, including reasonable attorneys' fees incurred in preparation for and prosecution of such suit or action as fixed by the trial court, and if any appeal is taken from the decision of the trial court, reasonable attorneys' fees as fixed by the appellate court.

     6.10 SEVERABILITY. In the event that any one or more of the provisions contained in this Agreement shall be invalid, illegal, or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions of this Agreement shall not be in any way impaired.

                                      13.

     6.11 SCHEDULES. The Schedules referred to in this Agreement shall be the Schedules described as such, and attached to this Agreement upon the execution and delivery.

     6.12 HEADINGS. The headings of the sections and subsections contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

     6.13 COUNTERPARTS. This Agreement may be executed in several counterparts and all of such counterparts shall constitute one and the same instrument with the same force and effect as if all the parties had executed the same document.

                                      14.

     IN WITNESS WHEREOF, the parties have executed this STOCK PURCHASE AGREEMENT as of the date first written above.

BE INCORPORATED                STARCODE SHAREHOLDERS

/s/ Jean-Louis Gassee          /s/ Robert Biorn
--------------------------     -----------------------------
Authorized Signature           Authorized Signature


Jean-Louis Gassee              Robert A. Biorn, Trustee for Andrew R. Wollenberg
--------------------------     -------------------------------------------------
Printed Name                   Printed Name


President & CEO                /s/ Robert Biorn
--------------------------     -----------------------------
Title                          Authorized Signature


CONFIRMED:                     Robert A. Biorn, Trustee for Blake E. Wollenberg
                               ------------------------------------------------
STARCODE SOFTWARE, INC.        Printed Name


/s/ Carlin Wiegner             /s/ Carey Heckman
--------------------------     -----------------------------
Authorized Signature           Authorized Signature


Carlin Wiegner                 Carey Heckman
--------------------------     -----------------------------
Printed Name                   Printed Name


President & CEO                /s/ Michael Klingbeil
--------------------------     -----------------------------
Title                          Authorized Signature


                               Michael Klingbeil
                               -----------------------------
                               Printed Name


                               /s/ Kevin McBride
                               -----------------------------
                               Authorized Signature


                               Kevin McBride
                               -----------------------------
                               Printed Name


                               /s/ Mary McDermott
                               -----------------------------
                               Authorized Signature


                               Mary McDermott
                               -----------------------------
                               Printed Name

                                      15.

                               /s/ Carlin Wiegner
                               ------------------------------
                               Authorized Signature


                               Carlin Wiegner
                               ------------------------------
                               Printed Name


                               /s/ Edward Wiegner
                               ------------------------------
                               Authorized Signature


                               Edward Wiegner
                               ------------------------------
                               Printed Name


                               /s/ David Wollenberg
                               ------------------------------
                               Authorized Signature


                               David Wollenberg
                               ------------------------------
                               Printed Name

                                      16.

                                   EXHIBIT A

                             STARCODE SHAREHOLDERS

                                   EXHIBIT B

                           FORM OF ESCROW AGREEMENT

                                   EXHIBIT C

                       FORM OF NONCOMPETITION AGREEMENT

                                   EXHIBIT D

                         FORM OF EMPLOYMENT AGREEMENT

                                   EXHIBIT E

       FORM OF EMPLOYEE PROPRIETARY INFORMATION AND INVENTIONS AGREEMENT

                                   EXHIBIT F

                            FORM OF GENERAL RELEASE

                                   EXHIBIT G

                         STARCODE FINANCIAL STATEMENTS

                                   SCHEDULES